EXHIBIT 10.15

THE SECURITIES REPRESENTED BY OR UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                       CONVERTIBLE SECURED PROMISSORY NOTE


$400,000                                                    Torrance, California
Principal Amount                                                    June 1, 1999


         For value received, U.S. Electricar, Inc., a California corporation, with its principal place of business at 19850 South Magellan Drive, Torrance, California, facsimile number (310) ___-____, together with its successors and assigns (the "Maker") promises to pay to the order of Jagen Pty Ltd, 9 Oxford Street, South Yarra 3141, Melbourne, Victoria, Australia, facsimile number 011-613-9826-5499 (the "Holder"), the principal amount of Four Hundred Thousand Dollars ($400,000) and interest thereon, in lawful money of the United States of America, subject to the conversion provisions set forth below.

         1. Time of Repayment. The principal amount and all unpaid accrued interest hereon shall be due and payable on or before August 31, 1999 (the "Maturity Date"); provided, however that upon the occurrence of an Event of Default specified in Section 6(a), the Note shall immediately become due and payable without any action by Holder and that upon the occurrence of an Event of Default specified in Section 6(b) through 6(c) the entire unpaid principal and interest of this Note shall become due and payable on the third (3rd) business day after the date provided in such section. Any applicable late charges shall continue to accrue until this Note is paid in full.

         2. Interest Rate. The outstanding principal balance shall bear interest from the date hereof until the earlier of the Maturity Date or an Event of Default at the rate of six percent (6%) per annum calculated on the basis of a 360 day year. In addition, if this Note is not paid in full when due, then the entire unpaid principal and interest shall bear interest thereafter at a rate of five percent (5%) per annum higher than the rate then applicable herein, or the maximum legal interest rate, if lower, due on or before the fifth (5th) day of each applicable month in arrears. Notwithstanding the provisions of this Note, if the rate of interest payable hereunder is limited by law, the rate payable hereunder shall be the lesser of (a) the rate set forth in this Note or (b) the


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maximum rate permitted by law. If, however, interest is paid hereunder in excess of the maximum rate of interest permitted by law, any interest so paid which exceeds such maximum rate shall automatically be considered a payment of principal and shall automatically be applied in reduction of principal due on this Note to the extent of such excess.

         3. Prepayment. The full amount due under this Note may be prepaid pursuant to the provisions of Section 5 below without penalty at any time. Any prepayment will be credited first against accrued interest, then against principal. This Note may not be prepaid in cash.

         4. Payments. All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder by wire transfer of immediately available Federal funds to the Holder's designated account or by such other means as shall be acceptable to Holder in its sole discretion. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder without set-off or counterclaim and free and clear of and without deductions of any kind. All principal and interest hereunder shall be secured as provided under the Loan and Security Agreement between Maker and Holder dated as of the date hereof (the "Security Agreement"). Maker shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Holder expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any of Holder's rights hereunder.

         5. Conversion. Prior to the earlier of the Maturity Date or an Event of Default, at such time as Maker has a sufficient number of authorized but unissued and unreserved shares to convert the entire principal amount of this
Note into Common Stock of Maker (the "Conversion Date"), the outstanding principal balance shall be automatically converted into shares of Common Stock at the conversion price of $.03 per share and a warrant to purchase Common Stock in such form as is agreed upon between Maker and Holder at the conversion price of $.06 per share (the "Conversion Price"). The principal balance of this Note shall convert into 13,333,334 shares of Common Stock and a warrant to purchase 41,666,666 Shares. Prior to the earlier of the Maturity Date or an Event of Default Maker may, at its election, pay accrued interest in cash or for each $.06 of accrued interest hereunder convert such interest into two shares of Common Stock and a warrant to purchase one share of Common Stock. The Conversion Price and the number of shares of Common Stock issuable upon conversion of this Note shall be appropriately adjusted in the event of any stock splits, stock dividends, recapitalizations and the like occurring prior to August 31, 1999. On the Conversion Date, upon (a) the delivery of this Note to Maker or its transfer agent, or (b) notification by Holder that this Note has been lost, stolen or destroyed, and execution of documentation reasonably satisfactory to Maker indemnifying it from any loss due to the recovery of the original Note, Maker shall issue certificates evidencing the securities into which this Note has converted and a check payable to Holder in the amount of any cash amount representing fractional securities or interest not converted into securities.

         6. Default and Remedies. Upon the occurrence and during the continuance of an Event of Default (as defined below), Holder may, at Holder's option and without demand first made and without notice to Maker, do any one or more of the following: (i) give notice of a demand for payment due at the time specified in
Section 1 above;  (ii)  exercise any remedies


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

available under this Note or the Security Agreement; or (iii) exercise any remedies of a secured party under the Uniform Commercial Code. If any Event of Default occurs hereunder, Maker shall pay all reasonable out-of-pocket costs, fees and expenses incurred by Holder in enforcing and collecting this Note. Holder shall have the right to enforce one or more remedies successively or concurrently, and any such action shall not estop or prevent Holder from pursuing any further remedy which Holder may have hereunder or by law. If a sufficient sum is not realized from any such disposition of any collateral to pay all obligations secured by this Note, Maker hereby promises and agrees to pay Holder any deficiency.

                  The occurrence of any one or more of the following shall constitute an "Event of Default":

                  (a) Maker making an assignment for the benefit of creditors, or commencing any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute, or the commencement of any such proceeding against Maker or any guarantor of this Note that is not dismissed or stayed by the date ten (10) business days before the automatic conversion of this Note;

                  (b) Any breach by the Maker of any material warranty, statement, promise, term or condition contained herein, in the Security Agreement or in the Securities Purchase Agreement among Maker, Holder and Anthony Rawlinson, dated as of the date hereof (the "Purchase Agreement"), which shall not have been cured to the satisfaction of Holder within ten (10) business days after Maker shall have become aware of such breach, whether through written notice from Holder, or otherwise; or

                  (c) Failure by the Maker to obtain a shareholders' vote to approve a sufficient number of authorized but unissued and unreserved shares to convert the entire principal amount of this Note into Common Stock of Maker before August 31, 1999.

         7. Remedies. The failure of Holder to exercise all or any of its rights, remedies, powers or privileges hereunder or under the Security Agreement in any instance shall not constitute a waiver thereof in that or in any other instance. If all or any part of the indebtedness represented by this Note is collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or if this Note is placed in the hands of attorneys for collection, the Maker hereby promises to pay to the Holder, upon written demand by the Holder, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and all reasonable attorneys' fees and other reasonable collection charges and expenses incurred or sustained by or on behalf of the Holder. Time is of the essence in respect to all provisions of this Note that specify a time for performance.


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

         8. Waiver. The Maker hereby absolutely and irrevocably waives notice of acceptance, presentment, notice of demand, notice of non-payment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. Any term or provision of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.

         9. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if telecopied or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth at the beginning of this Note. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth above and will be deemed to have been received when delivered.

         10. Successors and Assigns. Each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto, provided that Maker shall not assign this Note to any entity without the prior written consent of Holder. Holder and any successor thereto shall have all of the rights of a holder in due course as provided in the Uniform Commercial Code.

         11. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to choice of law principles. Maker and Holder agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the State of California. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief.

         12. Construction of Note. All headings used herein are used for convenience only and will not be used to construe or interpret this Note. This Note has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

         IN WITNESS WHEREOF, the Maker has caused this Note to be issued.

                            U.S. ELECTRICAR, INC.
                            (the "Maker")


                            By:               /s/ Carl Perry
                                  ---------------------------------------------
                            Its:     Chief Executive Officer
                                  ---------------------------------------------


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